UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 31, 2016

WESTLAKE CHEMICAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-32260	76-0346924
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. employer Identification No.)

2801 Post Oak Boulevard, Suite 600 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 960-9111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On August 31, 2016, Westlake Chemical Corporation, a Delaware corporation (“Westlake”) completed its previously announced acquisition of Axiall Corporation, a Delaware corporation (“Axiall”). Pursuant to the terms of the previously announced Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 10, 2016, by and among Westlake, Axiall and Lagoon Merger Sub, Inc., a Delaware corporation that is a wholly-owned subsidiary of Westlake (“Merger Sub”), Merger Sub merged with and into Axiall (the “Merger”), with Axiall surviving the Merger as a wholly-owned subsidiary of Westlake.

In connection with the Merger and in order to finance a portion of the consideration and related fees and expenses in connection therewith, and for other general corporate purposes, as applicable, Westlake previously (i) completed an offering of $750,000,000 aggregate principal amount of 3.600% senior unsecured notes due 2026 and $700,000,000 aggregate principal amount of 5.000% senior unsecured notes due 2046 (collectively, the “Notes Offering”) pursuant to that certain Eighth Supplemental Indenture, dated as of August 10, 2016, among Westlake, the subsidiary guarantors listed therein and The Bank of New York Mellon Trust Company, N.A., as trustee and (ii) entered into an unsecured revolving credit agreement dated as of August 23, 2016 (the “Credit Agreement”), among Westlake, the lenders and issuing banks from time to time party thereto and JPMorgan Chase Bank, National Association, as administrative agent. For more information regarding the Notes Offering and Credit Agreement, please see Westlake’s Current Reports on Form 8-K filed on August 10, 2016 and August 24, 2016, each of which is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As described above, on August 31, 2016, Westlake completed its previously announced acquisition of Axiall. As a result of the Merger, Axiall became a wholly-owned indirect subsidiary of Westlake.

At the effective time of the Merger (the “Effective Time”), each share of Axiall’s common stock par value $0.01 per share (“Axiall Common Stock”), issued and outstanding immediately prior to the Effective Time (other than shares held in treasury by Axiall or owned by Westlake or any of its wholly-owned subsidiaries (which were cancelled) and shares owned by stockholders who properly exercised and perfected a demand for appraisal rights under Delaware law), was cancelled and converted into the right to receive $33.00 in cash, without interest (the “Merger Consideration”).

Additionally, pursuant to the Merger Agreement, at the Effective Time, any outstanding and unexercised Axiall stock options, whether or not vested, were converted into the right to receive a cash payment equal to the Merger Consideration minus the applicable exercise price, except for any such Axiall stock option with an exercise price equal to or greater than $33.00, which was cancelled for no consideration. Any outstanding or payable Axiall awards (other than Axiall stock options) under any Axiall stock plans are being assumed by Westlake and converted into restricted stock units in respect of Westlake’s common stock (“Westlake Common Stock”), with the same terms and conditions (including with respect to dividend equivalent rights, if any), except that upon settlement the award holder will receive the greater of (1) the value of the Merger Consideration with respect to the shares of Axiall Common Stock related to the award prior to the Effective Time and (2) the value of the Company Common Stock. To the extent permitted by the applicable terms and conditions of the outstanding or payable Axiall awards, Westlake intends to settle these restricted stock units in respect of Westlake’s Common Stock in cash and not shares of Westlake Common Stock. Any account balances under any Axiall benefit plan that provides for the deferral of compensation and represents amounts notionally invested in Axiall Common Stock or otherwise provides for distributions or benefits calculated based on the value of Axiall Common Stock were converted into the right to receive an amount in cash calculated based on the Merger Consideration.

The sources of funds used in connection with the Merger include cash and cash equivalents on hand, proceeds from borrowings under the Credit Agreement and proceeds from the Notes Offering.

The above description of the Merger is qualified in its entirety by reference to the Merger Agreement, which was attached as Exhibit 2.1 to Westlake’s Current Report on Form 8-K filed on June 14, 2016, and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As a result of the completion of the Merger, as of the Effective Time, Westlake assumed $688 million aggregate principal amount of 4.625% senior notes due February 15, 2021 (the “Axiall 2021 Notes”) issued by Eagle Spinco Inc., a wholly-owned subsidiary of Axiall (“Eagle Spinco”), and $450 million aggregate principal amount of 4.875% senior notes due May 15, 2023 (the “Axiall 2023 Notes” and, together with the Axiall 2021 Notes, the “Axiall Notes”) issued by Axiall.

The Axiall 2021 Notes were issued under an indenture, dated as of January 28, 2013, as supplemented and amended, by and among Eagle Spinco, the initial guarantors party thereto and U.S. Bank, National Association, as trustee (the “Axiall Trustee”). The Axiall 2023 Notes were issued under an indenture, dated as of February 1, 2013, as supplemented and amended, by and among Axiall, the initial guarantors party thereto and the Axiall Trustee. The Axiall Notes are the senior unsecured obligations of Axiall and Eagle Spinco, respectively. The indentures governing the Axiall Notes contain covenants that restrict the ability of Axiall and its subsidiaries, with significant exceptions, to: borrow money; pay dividends on equity or purchase, redeem or otherwise acquire equity; make investments; use assets as collateral in other transactions; sell certain assets or merge with or into other companies; engage in transactions with affiliates; and engage in unrelated businesses. The indentures governing the Axiall Notes also contain customary events of default.

On August 8, 2016, Westlake announced that, in connection with the Merger, it had commenced offers to exchange any and all outstanding Axiall Notes for new senior notes issued by Westlake having the same maturity and interest rates as the Axiall Notes. In addition, on the same date, Axiall and Eagle Spinco commenced consent solicitations from holders of each series of the Axiall Notes to amend (the “Proposed Amendments”) the indentures governing the Axiall Notes to eliminate certain covenants, restrictive provisions and events of default. On August 22, 2016, following receipt of the requisite consents, supplemental indentures were entered into to implement the Proposed Amendments. The Proposed Amendments will not become operative until the amounts payable by Westlake pursuant to the exchange offers and consent solicitations have been paid, which is expected to occur on September 7, 2016. For more information regarding the exchange offers and consent solicitations, please see Westlake’s Current Reports on Form 8-K filed on August 8, 2016 and August 22, 2016, each of which is incorporated herein by reference.

Item 8.01.	Other Events.

On August 31, 2016, Westlake issued a press release announcing the closing of the Merger, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

The financial statements of Axiall required by this Item are not included in this Current Report on Form 8-K. Such financial statements will be filed no later than 71 calendar days after the date that this Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information

Pro forma financial information relative to the acquired business is not included in this Current Report on Form 8-K. Such pro forma financial information will be filed no later than 71 calendar days after the date that this Current Report on Form 8-K is required to be filed.

(d)	Exhibits

Pursuant to the rules and regulations of the SEC, Westlake has filed certain agreements as exhibits to this Current Report on Form 8-K. These agreements may contain representations and warranties by the parties. These representations and warranties have been made solely for the benefit of the other party or parties to such agreements and (i) may have been qualified by disclosure made to such other party or parties, (ii) were made only as of the date of such agreements or such other date(s) as may be specified in such agreements and are subject to more recent developments, which may not be fully reflected in Westlake’s public disclosure, (iii) may reflect the allocation of risk among the parties to such agreements and (iv) may apply materiality standards different from what may be viewed as material to investors. Accordingly, these representations and warranties may not describe Westlake’s actual state of affairs at the date hereof and should not be relied upon.

The following exhibits are furnished herewith:

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated June 10, 2016, by and among Westlake Chemical Corporation, Lagoon Merger Sub, Inc. and Axiall Corporation (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K dated June 14, 2016).*

99.1	Press Release of Westlake, dated August 31, 2016.

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Westlake agrees to furnish supplementally to the U.S. Securities and Exchange Commission a copy of any omitted schedule upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

WESTLAKE CHEMICAL CORPORATION

By:	/s/ Albert Chao
Albert Chao President and Chief Executive Officer

Date: August 31, 2016

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated June 10, 2016, by and among Westlake Chemical Corporation, Lagoon Merger Sub, Inc. and Axiall Corporation (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K dated June 14, 2016).*

99.1	Press Release of Westlake, dated August 31, 2016.

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Westlake agrees to furnish supplementally to the U.S. Securities and Exchange Commission a copy of any omitted schedule upon request.